FOR IMMEDIATE RELEASE:

Mexco Energy Corporation Reports Profitable Third Quarter

MIDLAND, TX - 2/14/06 - Mexco Energy Corporation (AMEX: MXC) reported net income for the third quarter of fiscal 2006 of $354,608, or $0.19 per diluted share, as compared to net income of $183,359, or $0.10 per diluted share, for the third quarter of fiscal 2005, a 93% increase.

For the nine months ended December 31, 2005, the Company reported net income of $801,249, or $0.43 per diluted share, as compared to $405,120, or $0.22 per diluted share, for the same period of fiscal 2005, a 98% increase. Operating revenues increased $672,946 (31%) to $2,850,914 for the nine month period from $2,177,968 for the same period of fiscal 2005. The average sales price received of $7.97 Mcfe was up 37% from the $5.80 per Mcfe received in the first nine months of fiscal 2005.

Oil and gas sales for the third quarter of fiscal 2006 increased $336,558 (43%) to $1,111,524 from $774,966 in the third quarter of fiscal 2005. The average sales price received of $9.56 per Mcfe was up 53% from the $6.23 per Mcfe received in the third quarter of fiscal 2005. Oil production increased 2% and gas production decreased 9% during the third quarter of fiscal 2006 as compared to the third quarter of fiscal 2005.

Total operating expenses for the third quarter of fiscal 2006 increased $65,012 to $553,130 from $488,118 in the third quarter of fiscal 2005. Included in operating expenses was a 45% increase in general and administrative expense. The increase in general and administrative expense was primarily attributable to consulting costs directly associated with the Company's Russian Venture.

The Company continues to focus a substantial portion of its efforts on the acquisition of royalties in areas with significant development potential. For the nine months ended December 31, 2005 revenues from oil and gas royalty interests accounted for approximately 26% of the Company's revenues, compared to approximately 21% for the nine months ended December 31, 2004.

The Company owns oil and gas properties in ten states, with the majority of its activity centered in West Texas. The Company plans to continue to focus its efforts to increase oil and natural gas reserves, through exploration and development as well as acquisition of royalties.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Mexco Energy Corporation cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may impact the Company's actual results of operations. These risks include, but are not limited to, production variance from expectations, volatility of oil and gas prices, the need to develop and replace reserves, exploration risks, uncertainties about estimates of reserves, competition, government regulation, and mechanical and other inherit risks associated with oil and gas production. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company's Form 10-K for the fiscal year ended March 31, 2005. Mexco Energy Corporation disclaims any intention or obligation to revise any forward-looking statements.

For additional information, please contact:

Nicholas C. Taylor, CEO
Tammy L. McComic, CFO
432-682-1119

                    Mexco Energy Corporation and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS

                                                                     December 31      March 31
                                                                        2005            2005
                                                                    ------------    ------------
                                                                     (Unaudited)
ASSETS
     Current assets
       Cash and cash equivalents                                    $     81,125    $     85,209
       Accounts receivable:
         Oil and gas sales                                               581,347         418,348
         Trade                                                             3,021          23,258
         Related parties                                                   1,062           2,103
       Prepaid costs and expenses                                         64,080           7,362
                                                                    ------------    ------------
           Total current assets                                          730,635         536,280

     Investment in GazTex, LLC                                           282,126         282,126

     Property and equipment, at cost
       Oil and gas properties, using the full cost method
         ($970,831 and $921,719 excluded from amortization
         as of December 31, 2005 and March 31, 2005 respectively)     18,792,530      18,376,974
       Other                                                              39,848          36,855
                                                                    ------------    ------------
                                                                      18,832,378      18,413,829
       Less accumulated depreciation,
         depletion, and amortization                                  10,335,206       9,929,086
                                                                    ------------    ------------
           Property and equipment, net                                 8,497,172       8,484,743
                                                                    ------------    ------------
                                                                    $  9,509,933    $  9,303,149
                                                                    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
       Accounts payable and accrued expenses                        $    103,094    $    111,675
       Income tax payable                                                295,740          48,127
                                                                    ------------    ------------
         Total current liabilities                                       398,834         159,802

     Long-term debt                                                    1,125,000       1,990,000
     Asset retirement obligation                                         375,714         374,506
     Deferred income tax liability                                       730,933         715,284
     Minority interest                                                    25,362          25,362
     Commitments and contingencies

     Stockholders' equity
       Preferred stock - $1.00 par value;
         10,000,000 shares authorized; none outstanding                       --              --
       Common stock - $0.50 par value;
         40,000,000 shares authorized;
         1,766,566 shares issued                                         883,283         883,283
       Additional paid-in capital                                      3,841,238       3,826,592
       Retained earnings                                               2,275,144       1,473,895
       Treasury stock, at cost (33,525 shares)                          (145,575)       (145,575)
                                                                    ------------    ------------
Total stockholders' equity                                             6,854,090       6,038,195
                                                                    ------------    ------------
                                                                    $  9,509,933    $  9,303,149
                                                                    ============    ============

                    Mexco Energy Corporation and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                      Three Months Ended              Nine Months Ended
                                                          December 31                    December 31
                                                     2005            2004            2005            2004
                                                 ----------------------------    ----------------------------
Operating revenue:
     Oil and gas sales                           $  1,111,524    $    774,966    $  2,848,159    $  2,172,413
     Other                                                387             372           2,755           5,555
                                                 ------------    ------------    ------------    ------------
         Total operating revenues                   1,111,911         775,338       2,850,914       2,177,968

Operating expenses:
     Production                                       223,169         206,493         648,844         604,458
     Accretion of asset retirement obligation           6,566           5,824          18,132          19,077
     Depreciation, depletion, and amortization        129,398         141,764         406,120         414,816
     General and administrative                       193,997         134,037         569,478         465,984
                                                 ------------    ------------    ------------    ------------
         Total operating expenses                     553,130         488,118       1,642,574       1,504,335
                                                 ------------    ------------    ------------    ------------

Operating profit                                      558,781         287,220       1,208,340         673,633

Other income (expense):
     Interest income                                      232             107             594             238
     Interest expense                                 (25,286)        (23,309)        (82,159)        (61,115)
                                                 ------------    ------------    ------------    ------------

         Net other expense                            (25,054)        (23,202)        (81,565)        (60,877)
                                                 ------------    ------------    ------------    ------------

Earnings before income taxes and minority
     interest                                         533,727         264,018       1,126,775         612,756

Income tax expense:
     Current                                          179,287          (6,910)        321,230         106,522
     Deferred                                           3,019          87,569          15,649         101,114
                                                 ------------    ------------    ------------    ------------
                                                      182,306          80,659         336,879         207,636

Income before minority interest                       351,421         183,359         789,896         405,120

Minority interest in loss of subsidiary                 3,187              --          11,353              --
                                                 ------------    ------------    ------------    ------------

Net income                                       $    354,608    $    183,359    $    801,249    $    405,120
                                                 ============    ============    ============    ============

Net income per common share:

Basic:                                           $       0.20    $       0.11    $       0.46    $       0.23
Diluted:                                         $       0.19    $       0.10    $       0.43    $       0.22